UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Extension Agreement

On May 31, 2022, EVO Transportation & Energy Services, Inc. (the “Company”) and certain subsidiary guarantors of the Company entered into a Loan Extension Agreement (the "Extension Agreement") with Antara Capital Master Fund LP ("Antara") and each of Thomas J. Abood, the Company's chief executive officer, Damon R. Cuzick, the Company's chief operating officer, Bridgewest Growth Fund LLC, an entity affiliated with Billy (Trey) Peck Jr., the Company's executive vice president - business development, and Batuta Capital Advisors LLC ("Batuta" and together with Mr. Abood, Mr. Cuzick, and Bridgewest Growth Fund LLC, the "Executive Lenders"), an entity affiliated with Alexandre Zyngier, a member of the Company's board of directors. Pursuant to the Extension Agreement, the maturity date of the loan from Antara to the Company pursuant to the Senior Secured Loan and Executive Loan Agreement dated March 11, 2022, was extended from May 31, 2022 to June 30, 2022.

The foregoing summary of the material terms of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The descriptions of the Board Observer Agreement and Indemnification Agreements set forth in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01 in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

Resignation of R. Scott Wheeler and Danny Cuzick as Directors

On May 31, 2022, Danny Cuzick resigned from his position as a member of the Company’s board of directors (the “Board”) and of the Nominating and Corporate Governance Committee of the Board, effective immediately. Mr. Cuzick effected his resignation from the Board pursuant to the letter attached hereto as Exhibit 17.1. Mr. Cuzick’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Also on May 31, 2022, the Company and Mr. Cuzick entered into a Board Observer Agreement whereby the Company appointed Mr. Cuzick as a non-voting member of the Board. A copy of the Board Observer Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

On May 31, 2022, R. Scott Wheeler resigned from his position as a member of the Company’s Board and as of the Compensation Committee of the Board, effective immediately. Mr. Wheeler effected his resignation from the Board pursuant to the letter attached hereto as Exhibit 17.2. Mr. Wheeler’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chetan Bansal and Raph Posner as Directors

On May 31, 2022, the Company’s Board appointed Chetan Bansal as a member of the Board, effective immediately. Mr. Bansal was appointed to fill a newly-created vacancy on the Board. On June 1, 2020, Mr. Bansal was appointed to a newly-formed operating committee of the Board.

Mr. Bansal, age 48, has served as Partner and Co-Head of Investment Research at Antara since March 2020, and has served as Chief Development Officer and as a member of the board of directors of Slam Corp. since February 2021. Mr. Bansal has 25 years of experience as a private market investor. Mr. Bansal specializes in providing capital and advice to early-stage, hyper-growth companies in varying capacities, including as a board member, minority owner and strategic investor. In addition, Mr. Bansal has significant experience investing in public market special situations, bankruptcies, stressed high-yield credit and levered equities. Prior to Antara, Mr. Bansal was Managing Director and Head of Illiquid Credit Solutions Group at BTIG from January 2019 to February 2020. Before joining BTIG, Mr. Bansal managed his family office from December 2017 to December 2018. Prior to that, Mr. Bansal co-managed a proprietary investment portfolio at Jefferies from January 2015 to September 2017. Prior to Jefferies, Mr. Bansal was a Director of

Research at Citigroup, in its Distressed Debt Trading Group, from August 2008 to April 2012. Prior to Citigroup, Mr. Bansal spent six years in Silicon Valley, including four years at Cisco Systems in the Business Development Group from September 2001 to 2005, where he was charged with venture investments and strategic acquisitions. During his time at Crown Capital Partners from 1997 to 1999, Mr. Bansal wrote the business plan for Fresh Direct, a successful online grocer based in New York City, and sat on the boards of Cisco Systems Strategic India Counsel from 2003 to 2004, and board observer seats at Plaxo Inc from 2004 to 2005, which was acquired in 2008 by Comcast and CXO Systems from 2003 to 2004, which was acquired in 2004 by Cisco Systems. Mr. Bansal’s growth-stage equity investments include Via-On-Demand-Transit, an advanced micro-mobility company and SentinelOne, a cyber-security technology company. Mr. Bansal earned a Masters in Business Administration from the University of Chicago, Booth School of Business and a Bachelor of Arts in Computer Science from Northwestern University. The Company believes that Mr. Bansal’s significant investing and special situations experience make him well qualified to serve as a member of the Board.

On May 31, 2022, the Company entered into an indemnification agreement (the “Bansal Indemnification Agreement”) with Mr. Bansal in connection with his appointment as a director of the Company. The Bansal Indemnification Agreement provides that the Company will indemnify Mr. Bansal to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation and bylaws and subject to the limitations set forth in the Bansal Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Bansal that may result or arise in connection with Mr. Bansal serving in his capacity as a present or former director, manager, officer, employee, representative or agent of the Company. The Bansal Indemnification Agreement further provides that, subject to the limitations set forth in the Bansal Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Bansal’s ultimate entitlement of indemnification under the Bansal Indemnification Agreement, advance expenses to Mr. Bansal incurred by or on behalf of Mr. Bansal in connection with any proceeding Mr. Bansal is or is threatened to be made a party to. The foregoing summary of the material terms of the Bansal Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bansal Indemnification Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Bansal does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Mr. Bansal was designated as a member of the Board by, and is affiliated with, Antara. Except for transactions with Antara as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Current Reports on Form 8-K, including this Current Report on Form 8-K, there are no related party transactions involving Mr. Bansal that are reportable under Item 404(a) of Regulation S-K.

On May 31, 2022, the Board appointed Raph Posner as a member of the Board, effective immediately. Mr. Posner was appointed to fill a newly-created vacancy on the Board. On June 1, 2020, Mr. Posner was appointed to a newly-formed operating committee of the Board.

Mr. Posner, 41 has served as General Counsel & Chief Compliance Officer (GC/CCO) of Antara since February 2021. Prior to Antara, Raph spent five years as the General Counsel, Chief Compliance Officer & Legal Analyst at Warlander Asset Management, a credit hedge fund, where he was the sole in-house lawyer responsible for all legal and regulatory matters within the firm and responsible for assisting the firm in evaluating legal and regulatory risk related to prospective and existing investments. Prior to Warlander, Raph spent nearly eight years at MatlinPatterson Global Advisers, in a variety of legal roles. At MatlinPatterson, Raph was personally responsible for overseeing all legal and regulatory matters related to the firm’s private equity portfolio companies. Prior to MatlinPatterson, Raph was an associate with the law firm Bracewell LLP and prior to that began his legal career as an associate with the law firm Hawkins, Delafield & Wood LLP. Raph earned a Bachelor of Arts from Georgetown University and a Juris Doctorate from The Georgetown University Law Center. The Company believes that Mr. Posner’s significant legal and regulatory experience make him well qualified to serve as a member of the Board.

On May 31, 2022, the Company entered into an indemnification agreement (the “Posner Indemnification Agreement”) with Mr. Posner in connection with his appointment as a director of the Company. The Posner Indemnification Agreement provides that the Company will indemnify Mr. Posner to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation and bylaws and subject to the limitations set forth in the Posner Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Posner that may result or arise in connection with Mr. Posner serving in his capacity as a present or former director, manager, officer, employee, representative or agent of the Company. The Posner Indemnification Agreement further provides that, subject to the limitations set forth in the Posner Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Posner’s ultimate entitlement of indemnification under the Posner Indemnification Agreement, advance expenses to Mr. Posner incurred by or on behalf of Mr. Posner in connection with any proceeding Mr. Posner is or is threatened to be made a party to. The foregoing summary of the material terms of the Posner Indemnification

Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Posner Indemnification Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Posner does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Mr. Posner was designated as a member of the Board by, and is affiliated with, Antara. Except for transactions with Antara as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Current Reports on Form 8-K, including this Current Report on Form 8-K, there are no related party transactions involving Mr. Posner that are reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Loan Extension Agreement dated May 31, 2022 between and among EVO Transportation & Energy Services, Inc., certain of its subsidiaries as guarantors, Antara Capital Master Fund LP, Thomas J. Abood, Damon R. Cuzick, Bridgewest Growth Fund LLC, and Batuta Capital Advisors LLC

10.1	Board Observer Agreement dated May 31, 2022 between EVO Transportation & Energy Services, Inc. and Danny R. Cuzick
10.2	Indemnification Agreement dated May 31, 2022 between EVO Transportation & Energy Services, Inc. and Chetan Bansal
10.3	Indemnification Agreement dated May 31, 2022 between EVO Transportation & Energy Services, Inc. and Raph Posner
17.1	Resignation Letter dated May 31, 2022 from Danny R. Cuzick
17.2	Resignation Letter dated May 31, 2022 from R. Scott Wheeler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2022	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer